UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 1, 2022
Enhabit, Inc.
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41406	47-2409192
(Commission File Number)	(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206
(Address of Principal Executive Offices, Including Zip Code)
(214) 239-6500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

The information contained herein is being furnished pursuant to Item 2.02 of Form 8‑K, “Results of Operations and Financial Condition,” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 2.02. Results of Operations and Financial Condition.
On August 1, 2022, Enhabit, Inc. (“Enhabit” or the “Company”) issued a press release reporting the financial results of the Company for the three and six months ended June 30, 2022. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.
ITEM 7.01. Regulation FD Disclosure.
See Item 2.02, “Results of Operations and Financial Condition,” above.
In addition, a copy of the supplemental information which will be discussed during the Company’s earnings call at 11:00 a.m. Eastern Time on Tuesday, August 2, 2022 is attached to this report as Exhibit 99.2 and incorporated herein by reference.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the press release and supplemental information include “non-GAAP financial measures” as defined in Regulation G of the Exchange Act, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow.
The Company is providing adjusted earnings per share from continuing operations attributable to Enhabit (“Adjusted EPS”). The Company believes the presentation of Adjusted EPS provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements; professional fees—accounting, tax, and legal; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operating performance. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted EPS should not be considered as a measure of financial performance under generally accepted accounting principles in the United States (“GAAP”) as the items excluded from it are significant components in understanding and assessing financial performance. Because Adjusted EPS is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. The Company reconciles Adjusted EPS to earnings per share in the press release attached as Exhibit 99.1 and the supplemental information attached as Exhibit 99.2.
The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $200 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities in the press release attached as Exhibit 99.1 and the supplemental information attached as Exhibit 99.2.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in the Company’s Form 10 Registration Statement filed on May 25, 2022, as amended on June 9, 2022 and June 14, 2022. These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) share-based compensation expense and (2) any “run rate” cost savings, operating expense reductions and synergies related to any acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably quantifiable not in excess of 25% of Adjusted Consolidated EBITDA. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow are included in the press release attached as Exhibit 99.1 and the supplemental information attached as Exhibit 99.2. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the Company’s Form 10 Registration Statement filed on May 25, 2022, as amended on June 9, 2022 and June 14, 2022, and the condensed consolidated statements of cash flows included in the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2022 (the “June 2022 Form 10-Q”), when filed, and in the press release attached as Exhibit 99.1 for the GAAP measures of cash flows from operating, investing, and financing activities.
Forward-Looking Statements
The information contained herein and in the press release attached as Exhibit 99.1 hereto, and supplemental information, attached as Exhibit 99.2 hereto, include certain estimates, projections, and other forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These estimates, projections, and other forward-looking statements are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.
There can be no assurance that any estimates, projections, or forward-looking statements will be realized.
All such estimates, projections, and forward-looking statements speak only as of the date hereof. The Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking statements in this report, the press release, and supplemental information as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the attached press release, supplemental information, and in the Company’s Form 10 Registration Statement filed on May 25, 2022, as amended on June 9, 2022 and June 14, 2022, the June 2022 Form 10-Q when filed, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release of Enhabit Inc., dated August 1, 2022.
99.2	Supplemental information provided in connection with the second quarter 2022 earnings call of Enhabit Inc.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.
By:	/s/ Crissy B. Carlisle
	Name:	Crissy B. Carlisle
	Title:	Chief Financial Officer
Dated: August 1, 2022